UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2002

SOUTHWEST GAS CORPORATION
EMPLOYEES' INVESTMENT PLAN
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 4. Changes in Registrant’s Certifying Accountant.

On May 28, 2002, Southwest Gas Corporation (Company), a California corporation and the Plan Administrator of the Southwest Gas Corporation Employees’ Investment Plan (Plan), dismissed Arthur Andersen LLP as its independent auditor. The decision to dismiss Arthur Andersen was recommended by the Company’s Audit Committee and approved by its Board of Directors. As a result of the action, PricewaterhouseCoopers LLP will audit the financial statements of the Plan for the year ending December 31, 2001.

Arthur Andersen’s report on the financial statements of the Plan for each of the years ended December 31, 1999 and December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 1999 and December 31, 2000, and the interim period between January 1, 2001 and May 28, 2002, there were no disagreements between the Company and the Plan, on the one hand, and Arthur Andersen, on the other hand, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the years ended December 31, 1999 and December 31, 2000, and the interim period between January 1, 2001 and May 28, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission). A letter from Arthur Andersen is attached as Exhibit 16.1 to this Report.

The Company and the Plan have engaged PricewaterhouseCoopers LLP as their new independent auditor, effective May 28, 2002. During the years ended December 31, 1999 and December 31, 2000, and the interim period between January 1, 2001 and May 28, 2002, neither the Company, the Plan nor anyone on their behalf consulted with PricewaterhouseCoopers LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Plan’s financial statements or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number        Description of Exhibit

16.1               Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 28, 2002	SOUTHWEST GAS CORPORATION EMPLOYEES' INVESTMENT PLAN /s/ ROY R. CENTRELLA Roy R. Centrella Controller, Southwest Gas Corporation

EXHIBIT INDEX

Exhibit Number        Description

16.1 Letter of Arthur Andersen LLP regarding change in certifying accountant.